UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2010

eResearchTechnology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29100	22-3264604
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1818 Market Street, Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 215-972-0420

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 10, 2010, eResearchTechnology, Inc. (“ERT”) announced that Michael J. McKelvey will be retiring from his positions as President and Chief Executive Officer and a director of ERT. ERT’s board of directors has commenced a search for a successor. Dr. McKelvey will continue in his current position until a successor is appointed or earlier, based on mutual agreement between Dr. McKelvey and the board. In recognition of Dr. McKelvey’s service on behalf of ERT, the board also agreed to continue Dr. McKelvey’s benefits for a period of one year following his retirement date and to pay a retirement bonus equal to 100% of his current base salary plus a pro-rated bonus.

A copy of the press release ERT issued to announce Dr. McKelvey’s retirement plans is furnished herewith as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1    Press release dated September 10, 2010 of eResearchTechnology, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eResearchTechnology, Inc.
(Registrant)

Date: September 16, 2010

By: /s/ Keith D. Schneck
Keith D. Schneck,
Executive Vice President, Chief Financial
Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release dated September 10, 2010 of eResearchTechnology, Inc.